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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1997, on our audits of the consolidated financial statements of Sumas Cogeneration Company, L.P. and Subsidiary in the Calpine Corporation Registration Statement (Form S-4) for the Registration of the 8 3/4% Senior Notes Due 2007 of Calpine Corporation.

                                          Moss Adams LLP

Everett, Washington
November 26, 1997